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                                                             EXHIBIT 5.1


                             Schulte Roth & Zabel LLP
                               900 Third Avenue
                             New York, New York 10022



October 20, 1997


Golden Books Family Entertainment, Inc.
888 Seventh Avenue
New York, New York  10106

Dear Sirs:

         We have acted as counsel to Golden Books Family Entertainment, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of a maximum of 901,408 shares of Common Stock, par value $.01 per share, of the Company (the "Shares").

         In our capacity as counsel to the Company in connection with the preparation and filing by the Company of the Registration Statement, we have examined originals, telecopies or copies, certified or otherwise identified to our satisfaction, of such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized and validly issued, and are fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus which forms a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          /s/ Schulte Roth & Zabel LLP